UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2018

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
On May 3, 2018, HC2 Holdings, Inc. (the “Company” or “HC2”) announced that it priced an offering of $110 million aggregate principal amount of its 11.000% Senior Secured Notes due 2019 (the “Notes”) at an issue price of 102.000% plus accrued interest from December 1, 2017 (the “Notes Offering”). A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Company entered into a Purchase Agreement (the “Purchase Agreement”) with Jefferies LLC, the initial purchaser named therein (the “Initial Purchaser”). Pursuant to the Purchase Agreement, the Initial Purchaser has agreed to purchase, and the Company has agreed to sell, $110 million aggregate principal amount of the Company’s Notes. The Purchase Agreement contains representations and warranties, covenants and closing conditions that are customary for transactions of this type. The Company expects to use the net proceeds from the issuance of the notes to refinance all of its outstanding senior secured bridge loans (the “Bridge Loans”), for working capital for the Company and its subsidiaries and for general corporate purposes, including the financing of future acquisitions and investments. The offering is expected to close on May 7, 2018, subject to certain closing conditions. The Notes are to be issued under the same indenture as, and will constitute part of a single class of securities with, the Company’s existing 11.000% Senior Secured Notes due 2019.

The Notes will be offered solely by means of a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons in offshore transactions pursuant to Regulation S under the Securities Act. The Notes to be issued in this offering have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. This Current Report on Form 8- K contains information about pending transactions, and there can be no assurance that these transactions will be completed.

In connection with the Notes Offering, HC2 is providing investors with certain financial and other information of HC2, which HC2 is furnishing with this report. This information, which has not been previously reported, is excerpted from a final offering memorandum that is being disseminated in connection with the Notes Offering, as outlined below.

Information	Furnished as Exhibit
Unaudited Pro Forma and Historical Condensed Combined Financial Statements	99.2

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibits 99.1 and 99.2, contains forward-looking statements.  Actual results, events or developments may differ materially from those anticipated or discussed in any forward-looking statement.  These statements are subject to risks, uncertainties and other factors, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.
99.1	Press release dated May 3, 2018 titled “HC2 Holdings Announces Pricing of $110 Million Senior Secured Notes Offering to Refinance Senior Secured Bridge Loans”
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of HC2 Holdings, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

May 4, 2018	By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer